GMO TRUST

AMENDMENT NO. 19
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated June 23, 2000 (the "Declaration of Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate to establish a new series of the GMO Trust, the GMO Alternative Asset Opportunity Fund, do hereby direct that this Amendment No. 19 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust so that Schedule 3.6 of the Declaration of Trust is amended and restated in its entirety as attached hereto.

The foregoing amendment shall become effective on March 1, 2005.

9628897.2

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 1st day of March, 2005.

/s/Donald W. Glazer_________________________
Donald W. Glazer
225 Kenrick Street
Newton, MA 02458

/s/R. Jeremy Grantham_______________________
R. Jeremy Grantham
40 Rowes Wharf
Boston, Massachusetts 02110

/s/Jay O. Light_____________________________
Jay O. Light
30 Wellesley Road
Belmont, Massachusetts 02478

9628897.2

Schedule 3.6 to Decl. of Trust

Series
GMO U.S. Core Fund
GMO Tobacco-Free Core Fund
GMO Value Fund
GMO Intrinsic Value Fund
GMO Growth Fund
GMO Small Cap Value Fund
GMO Small Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO Tax-Managed Small Companies Fund
GMO International Disciplined Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Emerging Markets Quality Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Alpha Only Fund
GMO Inflation Indexed Bond Fund
GMO Emerging Country Debt Share Fund
GMO International Equity Allocation Fund
GMO Global Balanced Asset Allocation Fund
GMO Global (U.S.+) Equity Allocation Fund
GMO U.S. Sector Fund
GMO International Core Plus Allocation Fund
GMO Special Purpose Holding Fund
GMO Taiwan Fund
GMO Short-Duration Collateral Fund
GMO Benchmark-Free Allocation Fund
GMO U.S. Quality Equity Fund
GMO Global Growth Fund
GMO World Opportunity Overlay Fund
GMO Alternative Asset Opportunity Fund